Exhibit 4.2

Dated as of March 17, 2025

CANADIAN PACIFIC KANSAS CITY LIMITED

as Guarantor and

CANADIAN PACIFIC RAILWAY COMPANY

as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

to the

TRUST INDENTURE

Dated as of September 11, 2015

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”) dated as of March 17, 2025 among CANADIAN PACIFIC KANSAS CITY LIMITED, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the “Guarantor”), CANADIAN PACIFIC RAILWAY COMPANY, a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the “Issuer”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America, as successor to Wells Fargo, National Association under the Original Indenture (as defined below) and the applicable supplemental indentures executed prior to the date hereof, as trustee (the “Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer and the Trustee entered into an indenture, dated as of September 11, 2015 (the “Original Indenture”). Section 8.01(7) of the Original Indenture provides that the Issuer and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted by Section 2.01 and 3.01 thereof.

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Original Indenture, the Issuer desires to provide for the establishment of two additional series of Securities under the Original Indenture, and the form and terms thereof, as hereinafter set forth.

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Seventh Supplemental Indenture. The Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 1.02 and 8.03 of the Original Indenture to the effect, among other things, that all conditions precedent provided for in the Original Indenture to the Trustee’s execution and delivery of this Seventh Supplemental Indenture have been complied with. All acts and things necessary have been done and performed to make this Seventh Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Seventh Supplemental Indenture has been duly authorized in all respects.

WHEREAS the proper Officers of the Issuer have duly authorized the creation and issuance of two additional series of Securities under the Original Indenture, to be designated as (i) 4.800% Notes due 2030 (the “2030 Notes”), to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$600,000,000; and (ii) 5.200% Notes due 2035 (the “2035 Notes,” and, together with the 2030 Notes, the “Notes”), to be initially limited (subject to the exceptions described herein and in the Original Indenture) to the aggregate principal amount of U.S.$600,000,000; the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Issuer.

WHEREAS, the Guarantor desires to fully and unconditionally guarantee the Notes (the “Guarantee”) and the applicable obligations of the Issuer under the Original Indenture (as amended herein with respect to the Notes), and to provide therefor, the Guarantor has duly authorized the execution and delivery of this Seventh Supplemental Indenture.

WHEREAS, pursuant to Section 3.01(15) of the Original Indenture, the Issuer desires to amend the provisions of the Original Indenture for purposes of the Notes only regarding whether and under what circumstances the Issuer will pay Additional Amounts (as defined below) on the Notes to any Holder in respect of any tax, assessment or governmental charge.

WHEREAS, pursuant to Section 3.01(23) of the Original Indenture, the Issuer desires to amend certain other provisions of the Original Indenture for purposes of the Notes only.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

1.	INTERPRETATIONS AND AMENDMENTS

1.1	Seventh Supplemental Indenture

As used herein “Seventh Supplemental Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Seventh Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of Notes annexed as Schedules A1 and A2 hereto.

1.2	Definitions in Seventh Supplemental Indenture

All terms contained in this Seventh Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture, unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms “Issuer” and “Trustee” shall have the respective meanings given to them in the Original Indenture.

1.3	Interpretation not Affected by Headings

The division of this Seventh Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Seventh Supplemental Indenture.

2.	NOTES

2.1	Form and Terms of Notes

There shall be and there is hereby created for issuance under the Original Indenture, as supplemented by this Seventh Supplemental Indenture a series of Securities which shall consist of an aggregate principal amount of U.S.$600,000,000 2030 Notes and a series of Securities which shall consist of an aggregate principal amount of U.S.$600,000,000 2035 Notes; provided, however, that if the Issuer shall, at any time after the date hereof, increase the principal amount of the 2030 Notes or 2035 Notes, which may be issued and issue such increased principal amount (or any portion thereof), then any such additional 2030 Notes or 2035 Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the 2030 Notes or 2035 Notes theretofore issued, as the case may be; and provided, further, that, notwithstanding the foregoing, the Issuer shall not be entitled to increase the principal amount of 2030 Notes or 2035 Notes which may be issued or issue any such increased principal amount if the Issuer has effected satisfaction and discharge of the Original Indenture pursuant to Section 4.01 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 12 of the Original Indenture.

The 2030 Notes will mature, and the principal of the 2030 Notes and accrued and unpaid interest thereon will be due and payable, on March 30, 2030, or such earlier date as the principal of any of the 2030 Notes may become due and payable in accordance with the provisions of the Original Indenture and this Seventh Supplemental Indenture.

The 2035 Notes will mature, and the principal of the 2035 Notes and accrued and unpaid interest thereon will be due and payable, on March 30, 2035, or such earlier date as the principal of any of the 2035 Notes may become due and payable in accordance with the provisions of the Original Indenture and this Seventh Supplemental Indenture.

The 2030 Notes shall bear interest on the principal amount thereof from the date hereof or from the last date to which interest shall have been paid or duly made available for payment on the 2030 Notes, whichever is later, at the rate of 4.800% per annum, payable semiannually in arrears on March 30 and September 30 (each, a “2030 Notes Interest Payment Date”) in each year, commencing September 30, 2025 until the principal of and premium, if any, on the 2030 Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on the 2030 Notes, when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to the 2030 Notes. Interest on the 2030 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any 2030 Notes Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the 2030 Notes (or one or more predecessor Notes) are registered at the close of business on March 15 and September 15 (the “2030 Notes Regular Record Dates”), as the case may be, immediately prior to such 2030 Notes Interest Payment Date, regardless of whether any such 2030 Notes Regular Record Date is a Business Day. Any such interest on the 2030 Notes not so punctually paid or duly provided for on any 2030 Notes Interest Payment Date shall be payable as provided in the form of 2030 Note annexed hereto as Schedule Al to this Seventh Supplemental Indenture.

The 2035 Notes shall bear interest on the principal amount thereof from the date hereof or from the last date to which interest shall have been paid or duly made available for payment on the 2035 Notes, whichever is later, at the rate of 5.200% per annum, payable semiannually in arrears on March 30 and September 30 (each, a “2035 Notes Interest Payment Date”) in each year, commencing September 30, 2025 until the principal of and premium, if any, on the 2035 Notes is paid or duly made available for payment; and should the Issuer at any time default in the payment of any principal of, or premium, if any, or interest on the 2035 Notes, when due, the Issuer shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate applicable to the 2035 Notes. Interest on the 2035 Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any 2035 Notes Interest Payment Date will, as provided in the Original Indenture, be paid to the Persons in whose names the 2035 Notes (or one or more predecessor Notes) are registered at the close of business on March 15 and September 15 (the “2035 Notes Regular Record Dates”), as the case may be, immediately prior to such 2035 Notes Interest Payment Date, regardless of whether any such 2035 Notes Regular Record Date is a Business Day. Any such interest on the 2035 Notes not so punctually paid or duly provided for on any 2035 Notes Interest Payment Date shall be payable as provided in the form of 2035 Note annexed hereto as Schedule A2 to this Seventh Supplemental Indenture.

The Notes constitute unsecured obligations of the Issuer and rank pari passu with all of its other unsecured and unsubordinated debt from time to time outstanding and pari passu with other notes issued pursuant to the Original Indenture.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a Note or the calculation of interest on any Note, if the rate of interest on any Note is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

All payments of principal of and premium, if any, and interest on the Notes (including Additional Amounts, if any) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to “United States dollars”, “U.S.$” or “U.S. dollars” shall be deemed to refer to such coin or currency of the United States of America.

The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the Corporate Trust Office of the Trustee, and in such other places as the Issuer may from time to time designate in accordance with the Original Indenture. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the Notes.

The Notes of each series shall be issued only as fully registered Notes, without coupons, in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 thereafter. Each series of Notes will initially be represented by one or more global Securities (collectively, the “Global Notes”) registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

The certificates representing the Notes shall bear the following legend:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The 2030 Notes and 2035 Notes and the certificate of authentication of the Trustee endorsed thereon shall be in the form set out in Schedules A1 and A2 to this Seventh Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning the Note to be conclusively evidenced by its certification of the Note.

The Security Register referred to in Section 3.05 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency that the Issuer may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee), and at such other place or places as the Issuer with the approval of the Trustee may hereafter designate.

The Notes shall be subject to redemption at the option of the Issuer as provided in Article 3 (Optional Redemption of Notes) of this Seventh Supplemental Indenture and Article 10 of the Original Indenture and the Notes shall be subject to repurchase by the Issuer as provided in Article 4 (Change of Control) of this Seventh Supplemental Indenture. The Issuer shall not otherwise be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person.

The Notes shall have the other terms and provisions set forth in the applicable forms of 2030 Notes and 2035 Notes attached hereto as Schedules A1 and A2 to this Seventh Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein.

2.2	Issuance of Notes

Each of the 2030 Notes in the aggregate principal amount of U.S.$600,000,000 and the 2035 Notes in the aggregate principal amount of U.S.$600,000,000 shall be executed on behalf of the Issuer by any two of the following Officers: its Chairman of the Board, its President, any of its Vice Presidents, the Secretary, the Treasurer, or any of its Assistant Treasurers and delivered by the Issuer to the Trustee on the date of issue for authentication and delivery pursuant to and in accordance with the provisions of Section 3.02 of the Original Indenture and, upon the requirements of such provisions being complied with, such Notes shall be authenticated by or on behalf of the Trustee and delivered by it to or upon the Corporation Order of the Issuer without any further act or formality on the part of the Issuer. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

3.	REDEMPTION OF NOTES

3.1	Optional Redemption of Notes

Prior to the applicable Par Call Date (as defined below), the Issuer may redeem any of the 2030 Notes or the 2035 Notes, in whole or in part, at the Issuer’s option (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture to the extent not otherwise provided below), at any time or from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the applicable series of Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the applicable Make-Whole Spread set forth in the table below less (b) interest accrued to the date of redemption, and

2.	100% of the principal amount of the applicable series of Notes to redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes hereof, “Par Call Date” and “Make-Whole Spread” in respect of an applicable series of Notes shall mean the date and spread set forth under the applicable heading below across from the name of such series of Notes.

Series of Notes	Par Call Date	Make-Whole Spread
2030 Notes	February 28, 2030 (one month prior to the maturity date of such Notes)	+15 basis points
2035 Notes	December 30, 2034 (three months prior to the maturity date of such Notes)	+15 basis points

On or after the applicable Par Call Date, the Issuer may redeem the 2030 Notes or the 2035 Notes, in whole or in part, at the Issuer’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the applicable Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Issuer shall provide to Holders of Notes to be redeemed a notice of redemption delivered at least 10 and not more than 60 days prior to the date fixed for redemption.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the applicable series of Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of U.S.$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the applicable series of Notes or portions thereof called for redemption.

3.2	Certain Additional Definitions

For the purposes of this Seventh Supplemental Indenture, the following expression shall have the following meaning:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer and specified in writing to the Trustee in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the

Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

4.	CHANGE OF CONTROL

4.1	Change of Control

(a)

Upon the occurrence of a Change of Control Triggering Event in respect of the Notes, unless all the Notes have been called for redemption pursuant to Section 3.1, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof) of such Holder’s Notes at an offer price in cash equal to the Change of Control Payment.

(b)

Within 30 days following any Change of Control Triggering Event, the Issuer shall send a notice to each Holder of Notes of the applicable series describing the transaction or transactions that constitute the Change of Control Triggering Event and specifying:

(i)	that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered will be accepted for payment;

(ii)

the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)	the CUSIP number for the Notes;

(iv)	that any Note not tendered will continue to accrue interest;

(v)

that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)

that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased;

(viii)

that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to U.S.$2,000 in principal amount or an integral multiple of U.S.$1,000 in excess thereof; and

(ix)

if such notice is mailed prior to the date of the occurrence of the Change of Control Triggering Event, that the Change of Control Offer is conditional on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c)

The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Issuer shall comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of the applicable series as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such conflict.

(d)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)

The Paying Agent will promptly mail to each Holder of Notes of the applicable series properly tendered the Change of Control Payment for such series of Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)

The Issuer may make a Change of Control Offer in advance of, but conditioned on, the occurrence of a Change of Control Triggering Event but otherwise in accordance with the provisions of this Section 4.1.

(h)	The Issuer shall be solely responsible for monitoring the occurrence of a Change of Control Triggering Event.

4.2	Certain Additional Definitions

For the purposes of this Seventh Supplemental Indenture, the following expressions shall have the following meanings:

“Below Investment Grade Rating Event” means the Notes of the applicable series are rated below an Investment Grade Rating by at least two out of three of the Rating Agencies (as defined below), if there are three or more Rating Agencies, or all of the Rating Agencies, if there are less than three Rating Agencies, (the “Required Threshold”) on any date from the date of the public notice of an arrangement or transaction that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended if, by the end of the 60-day period, the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes of such series, as aforesaid, would aggregate in number the Required Threshold, such extension to continue for so long as consideration for a possible downgrade continues by such number of Rating Agencies which, together with the Rating Agencies which have already lowered their ratings on the Notes of such series, as aforesaid, would aggregate in number the Required Threshold.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or amalgamation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Issuer, the Guarantor or any of the Issuer’s or Guarantor’s subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or amalgamation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of Guarantor’s voting shares; or (3) the first day on which a majority of the members of Guarantor’s Board of Directors are not Continuing Directors.

“Change of Control Offer” means an offer to repurchase Notes pursuant to Section 4.1 hereof.

“Change of Control Payment” means, with respect to Notes tendered for repurchase pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Guarantor who (i) was a member of such Board of Directors on the date of the issuance of the Notes; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or the equivalent investment grade credit rating from any other Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act then providing publicly available ratings of the Notes.

“Required Threshold” has the meaning set forth in the definition of Below Investment Grade Rating Event.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

5	AMENDMENTS TO ORIGINAL INDENTURE FOR PURPOSES OF THE NOTES

5.1	Amendment to Section 1.01

For purposes of the Notes, the definitions of “Additional Amounts”, “Canadian Taxes”, “Excluded Holder” and “GAAP” in Section 1.01 of the Original Indenture are hereby deleted and replaced with the following:

“Additional Amounts” has the meaning specified in Section 9.07;

“Canadian Taxes” has the meaning specified in Section 9.07;

“Excluded Holder” has the meaning specified in Section 9.07;

“GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis, provided that, if reference to “GAAP” is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, “GAAP” shall mean generally accepted accounting principles in Canada as recommended in the Handbook of the Chartered Professional Accountants Canada (as may be amended, supplemented or replaced from time to time) at the relevant time, applied on a consistent basis.

5.2	Amendment of Section 9.07

For purposes of the Notes, Section 9.07 of the Original Indenture is hereby deleted and replaced with the following:

All payments made by the Issuer or Guarantor under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless the Issuer (or the Guarantor, as applicable) is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If the Issuer (or the Guarantor, as applicable) is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Notes, the Issuer (or the Guarantor, as applicable) will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after any withholding or deduction of any Canadian Taxes on such Additional Amounts) will not be less than the amount the Holder would have received if such

Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Holder (such Holder, an “Excluded Holder”) in respect of:

(a)

Canadian Taxes imposed by reason of the holder or beneficial owner being a Person with which the Issuer does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)

Canadian Taxes imposed by reason of the holder or beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with Canada or any province or territory thereof (otherwise than any connection arising by the mere holding of the Notes or the receipt of payments thereunder);

(c)

Canadian Taxes imposed by reason of the holder or beneficial owner being a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Issuer or a non-resident person not dealing at arm’s length, for purposes of the Income Tax Act (Canada), with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Issuer;

(d)

Canadian Taxes imposed by reason of the holder or beneficial owner being an entity in respect of which the Issuer is a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) at the time of making such payment;

(e)

Canadian Taxes imposed by reason of the holder’s or the beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(f)

any Canadian Taxes that are payable otherwise than by deduction or withholding from a payment under or with respect to the Notes (other than Canadian Taxes imposed pursuant to section 803 of the Income Tax Regulations (Canada));

(g)	any Canadian Taxes that are estate, inheritance, gift, sales, excise, transfer, capital gains, personal property or similar taxes;

(h)

any Canadian Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such sections that are substantively comparable), any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement or treaty between Canada and the United States with respect to the foregoing and any law, regulation, or official interpretation thereof implementing such intergovernmental agreement, or any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code of 1986, as amended; or

(i)	any combination of clauses (a) through (h) above.

Further, no Additional Amounts will be paid with respect to any payment on a Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such beneficiary or settlor with respect to such fiduciary, a member of such partnership, or such beneficial owner would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

The Issuer (or Guarantor, as applicable) shall also:

(a)	make such withholding or deduction; and

(b)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Issuer shall furnish to the Trustee and the Holders of the Notes, within 30 days after the date the remittance of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such remittance by the Issuer (or Guarantor, as applicable).

Without duplication of any obligation to pay Additional Amounts as described above, the Issuer will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

(a)	any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes measured or based on such Holder’s net income, revenue or capital.

Further, no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the holder of the Note was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Wherever in the Original Indenture (as amended by this Seventh Supplemental Indenture) there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

6	GUARANTEE

6.1	Agreement to Guarantee

The Guarantor hereby fully and unconditionally guarantees to each Holder of Notes, the due and punctual payment of the principal of, premium, if any, and interest on the Notes, the due and punctual payment of any sinking fund or analogous payments that may be payable with respect to such Notes and the due and punctual payment of any Additional Amounts that may be payable with respect to such Notes, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms hereof and of the Original Indenture, as supplemented by the supplemental indentures heretofore executed by the Issuer and the Trustee including this Seventh Supplemental Indenture. In case of the failure of the Issuer punctually to make any such payment of principal, premium, if any, or interest, or any such sinking fund or analogous payment that may be payable with respect to the Notes or any Additional Amounts that may be payable with respect to the Notes, the

Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Notes, the Original Indenture or this Seventh Supplemental Indenture, any failure to enforce the provisions of the Notes, the Original Indenture or this Seventh Supplemental Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto or hereto, by the Holder of the Notes or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of the Notes, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes or the indebtedness evidenced thereby, or with respect to any sinking fund or analogous payment that may be payable with respect to the Notes or with respect to any Additional Amounts that may be payable with respect to the Notes and all demands whatsoever, and covenants that its obligations under this Section 6.1 will not be discharged except by payment in full of the principal of, premium, if any, and interest on and any Additional Amounts that may be payable with respect to the Notes.

The Guarantor shall be subrogated to all rights of each Holder of the Notes, the Trustee and any Paying Agent against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Section 6.1; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Notes of the same series issued under the Original Indenture, as supplemented by the supplemental indentures heretofore executed by the Issuer and the Trustee including this Seventh Supplemental Indenture, and any sinking fund or analogous payments and Additional Amounts with respect to such Notes shall have been paid in full.

Any term or provision of the Original Indenture, as supplemented by the supplemental indentures heretofore executed by the Issuer and the Trustee, and this Seventh Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Notes guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, corporate benefit, financial assistance or similar laws affecting the rights of creditors generally.

By executing this Seventh Supplemental Indenture, the Guarantor acknowledges and agrees that the obligations to compensate, reimburse, and indemnify the Trustee under the Original Indenture, including, without limitation, Section 6.03 of the Original Indenture, shall apply to the Guarantor and that the Guarantor and the Issuer, jointly and severally, are obligated to compensate, reimburse, and indemnify the Trustee in accordance with the terms of the Original Indenture, including, without limitation, Section 6.03 of the Original Indenture.

6.2	Execution and Delivery

To evidence its Guarantee set forth in Section 6.1 hereof, the Guarantor hereby agrees that this Seventh Supplemental Indenture shall be executed on behalf of the Guarantor by one or more authorized Officers or Persons holding an equivalent title.

The Guarantor hereby agrees that its Guarantee set forth in Section 6.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

6.3	Release of Guarantee

The Guarantor will be released and relieved of its obligations under the Guarantee in respect of the Notes, and such Guarantee will be terminated, upon receipt by the Trustee of a Corporation Order (without the consent of the Trustee) requesting such release, upon (i) satisfaction and discharge of the Original Indenture or (ii) defeasance or covenant defeasance with respect to the Notes, in each case, under the terms of the Original Indenture. At the request and expense of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

7	GENERAL

7.1	Effectiveness

This Seventh Supplemental Indenture will become effective upon its execution and delivery.

7.2	Effect of Recitals

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Notes or the proceeds thereof. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Seventh Supplemental Indenture, authenticate the Notes and perform its obligations under the Original Indenture and hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-l supplied to the Issuer are true and accurate.

7.3	Ratification of Original Indenture

The Original Indenture as supplemented by this Seventh Supplemental Indenture is in all respects ratified and confirmed, and this Seventh Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

7.4	Limitation on Liability

The Trustee shall act at the direction of the requisite Holders without liability.

7.5	Jurisdiction; Agent for Process

Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any U.S. federal court located in the Borough of Manhattan in the State of New York in connection with any action, suit or other proceeding arising out of or relating to this Seventh Supplemental Indenture or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.

By its execution and delivery of this Seventh Supplemental Indenture, the Guarantor and the Issuer designate and appoint C T Corporation System, 28 Liberty St., New York, New York 10005, U.S.A, as the Guarantor’s and the Issuer’s authorized agent (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or relating to this Seventh Supplemental Indenture, the Notes and the Guarantee but for that purpose only, and agree that service of process upon said C T Corporation System, and written notice of such service to the Guarantor or the Issuer in the manner provided in Section 1.06 of the Original Indenture, shall be deemed in every respect effective service of process upon the Guarantor or the Issuer, respectively, in any such action, suit or proceeding in any federal or state court in the Borough of Manhattan, The City of New York.

Notwithstanding the foregoing, the Guarantor and the Issuer reserve the right to appoint another Person located or with an office in the Borough of Manhattan, The City of New York, selected in the discretion of the Issuer or the Guarantor, as applicable, as a successor Authorized Agent, and upon acceptance of such consent to service of process by such a successor the designation of the prior Authorized Agent shall terminate. The Guarantor or the Issuer, as applicable, shall give written notice to the Trustee and all Holders of the designation by them of a successor Authorized Agent. If for any reason an Authorized Agent ceases to be able to act as an Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Guarantor or the Issuer, as applicable, will designate a successor Authorized Agent in accordance with the preceding sentence. The Guarantor or the Issuer, as applicable, further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue the designation and appointment of said C T Corporation System, or of any successor Authorized Agent of the Guarantor or the Issuer, as applicable, in full force and effect so long as any of the Notes or Guarantees shall be outstanding.

7.6	Governing Law

This Seventh Supplemental Indenture (including the Guarantee provided herein), the Original Indenture as supplemented hereby and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

7.7	Severability

In case any provision in this Seventh Supplemental Indenture (including the Guarantee provided herein), the Original Indenture as supplemented hereby or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8	Acceptance of Trust

The Trustee hereby accepts the trusts in this Seventh Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Holders subject to all the terms and conditions herein set forth.

7.9	Counterparts and Formal Date

This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written. This Seventh Supplemental Indenture, the Original Indenture as supplemented hereby and the Notes shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto and thereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Seventh Supplemental Indenture, the Original Indenture as supplemented hereby and the Notes may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

IN WITNESS WHEREOF the parties hereto have executed this Seventh Supplemental Indenture on the date first above written.

CANADIAN PACIFIC RAILWAY COMPANY,
As Issuer

By:	/s/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Vice-President Capital Markets and Treasurer

CANADIAN PACIFIC KANSAS CITY LIMITED,
As Guarantor

By:	/s/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Vice-President Capital Markets and Treasurer

[Signature Page to Seventh Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
As Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Seventh Supplemental Indenture]

Schedule A-l

See attached

FORM OF GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES (AS DEFINED HEREIN) IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CANADIAN PACIFIC RAILWAY COMPANY

4.800% Notes due 2030

No. [●]	US$[●]
CUSIP: 13645R BJ2

Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of US$[•] ([•] MILLION UNITED STATES DOLLARS) on March 30, 2030, at the office or agency of the Corporation referred to below, and to pay interest thereon on September 30, 2025 and semi-annually thereafter, on March 30 and September 30 in each year, from the date hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.800% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: March 17, 2025

CANADIAN PACIFIC RAILWAY COMPANY

By:
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:
Name: Chris De Bruyn
Title: Vice-President Capital Markets and Treasurer

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in, and issued under, the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as
Trustee

By:
Authorized Signatory

Dated: March 17, 2025

[Signature Page to Global Note]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation designated as its 4.800% Notes due 2030 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$[•], which may be issued under an indenture dated as of September 11, 2015, among the Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture, as defined below), as supplemented by the Seventh Supplemental Indenture, among the Corporation, Canadian Pacific Kansas City Limited (the “Guarantor”) and the Trustee (as supplemented by the Seventh Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing US$[•] aggregate principal amount of the Securities.

Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained or caused to be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person located in the United States entitled thereto as specified in the Security Register; provided, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 9.07 of the Indenture, as amended by Article 5 for purposes of the Securities (Amendments to Original Indenture for purposes of the Notes) of the Seventh Supplemental Indenture.

Prior to the Par Call Date (as defined below), the Corporation may redeem this Security, in whole or in part, at the Corporation’s option (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture to the extent not otherwise provided below), at any time or from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the Make-Whole Spread (as defined below) less (b) interest accrued to the date of redemption, and

2.	100% of the principal amount of the Securities to redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes hereof, “Par Call Date” in respect of the Securities shall mean February 28, 2030 and “Make-Whole Spread” in respect of the Securities shall mean 15 basis points.

On or after the Par Call Date, the Corporation may redeem the Securities, in whole or in part, at the Corporation’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Corporation shall provide to Holders of the Securities to be redeemed a notice of redemption delivered at least 10 and not more than 60 days prior to the date fixed for redemption.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of US$1,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Corporation defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Corporation and specified in writing to the Trustee in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

The Securities do not have the benefit of sinking fund obligations.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a Security or the calculation of interest on any Security, if the rate of interest on any Security is calculated on the basis of a year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

As provided for in the Indenture, the Corporation may, from time to time, without notice or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Corporation and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.

If at any time, (i) the Depositary notifies the Corporation that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the Corporation within 90 days after the

Corporation receives such notice or becomes aware of such condition, as the case may be, or (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Schedule A-2

See attached

FORM OF GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES (AS DEFINED HEREIN) IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CANADIAN PACIFIC RAILWAY COMPANY

5.200% Notes due 2035

No. [●]	US$[●]
CUSIP: 13645R BK9

Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of US$[●] ([●] MILLION UNITED STATES DOLLARS) on March 30, 2035, at the office or agency of the Corporation referred to below, and to pay interest thereon on September 30, 2025 and semi-annually thereafter, on March 30 and September 30 in each year, from the date hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5.200% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: March 17, 2025

CANADIAN PACIFIC RAILWAY COMPANY

By:
Name: Nadeem Velani
Title: Executive Vice-President and Chief Financial Officer

By:
Name: Chris De Bruyn
Title: Vice-President Capital Markets and Treasurer

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in, and issued under, the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as
Trustee

By:
Authorized Signatory

Dated: March 17, 2025

[Signature Page to Global Note]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation designated as its 5.200% Notes due 2035 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$[●], which may be issued under an indenture dated as of September 11, 2015, among the Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture, as defined below), as supplemented by the Seventh Supplemental Indenture, among the Corporation, Canadian Pacific Kansas City Limited (the “Guarantor”) and the Trustee (as supplemented by the Seventh Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing US$[●] aggregate principal amount of the Securities.

Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained or caused to be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person located in the United States entitled thereto as specified in the Security Register; provided, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 9.07 of the Indenture, as amended by Article 5 for purposes of the Securities (Amendments to Original Indenture for purposes of the Notes) of the Seventh Supplemental Indenture.

Prior to the Par Call Date (as defined below), the Corporation may redeem this Security, in whole or in part, at the Corporation’s option (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture to the extent not otherwise provided below), at any time or from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the Make-Whole Spread (as defined below) less (b) interest accrued to the date of redemption, and

2.	100% of the principal amount of the Securities to redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes hereof, “Par Call Date” in respect of the Securities shall mean December 30, 2034 and “Make-Whole Spread” in respect of the Securities shall mean 15 basis points.

On or after the Par Call Date, the Corporation may redeem the Securities, in whole or in part, at the Corporation’s option, at any time or from time to time at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Corporation shall provide to Holders of the Securities to be redeemed a notice of redemption delivered at least 10 and not more than 60 days prior to the date fixed for redemption.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the Securities for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of a principal amount of US$1,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Corporation defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Corporation and specified in writing to the Trustee in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call

Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

The Securities do not have the benefit of sinking fund obligations.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a Security or the calculation of interest on any Security, if the rate of interest on any Security is calculated on the basis of a year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

As provided for in the Indenture, the Corporation may, from time to time, without notice or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Corporation and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.

If at any time, (i) the Depositary notifies the Corporation that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, or (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.